CIDCO INCORPORATED

                        1994 DIRECTORS' STOCK OPTION PLAN
                    (as amended effective as of May 29, 1997)


         1. Purposes of the Plan. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of CIDCO Incorporated (the "Company"), to provide additional incentive to the outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board. All options granted hereunder shall be "nonstatutory stock options."

         2. Definitions.As used herein, the following definitions shall apply:

                  (a)  "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

                  (d) "Company" shall mean CIDCO Incorporated, a Delaware corporation.

                  (e) "Continuous Status as a Director" Shall mean the absence of any interruption or termination of service as a Director.

                  (f)  "Director" shall mean a member of the Board.

                  (g) "Effective Date" shall mean the date on which the Plan is approved by the stockholders of the Company.

                  (h) "Employee" shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (j) "Option" shall mean a stock option granted pursuant to the Plan.
                  (k) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (l) "Optionee" shall mean an Outside Director who receives an option.

                  (m) "Outside Director" shall mean a Director who is not an Employee.
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                  (n)   "Parent" shall mean a "parent corporation",  whether now
                        or hereafter existing, as defined in Section 424(e) of the Code.

                  (o)  "Plan" shall mean this 1994 Directors' Stock Option Plan.

                  (p) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (q) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f)of the Code.

         3.        Stock  Subject  to the Plan.  Subject  to the  provisions  of
                   Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 250,000 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

                   If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

         4.       Administration of and Grants of Options under the Plan.

                  (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

                  (b) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board (with any interested director being excluded from participating in the consideration of the grant of options to such interested director) shall have the authority, in its discretion:
                        (i) to determine which Outside Directors shall be granted Options and to determine the number of Shares to be covered by Options granted to Outside Directors; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with
                        Section 8(a) of the Plan; (iv) to determine the vesting schedule and other terms of Options to be granted; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan;
                        (vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and
                        (viii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c)   Effect   of    Board's    Decision.    All    decisions,
                        determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.
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                  (d)   Suspension or Termination of Option. If the President of
                        the Company (the "President") or his or her designee reasonably believes that an Optionee has committed an
                        act  of  misconduct,   the  President  may  suspend  the
                        Optionee's right to exercise any option pending a determination by the Board of Directors (excluding, if
                        relevant,   the   Outside   Director   accused  of  such
                        misconduct).  If the Board of Directors  (excluding,  if
                        relevant,   the   Outside   Director   accused  of  such
                        misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to
                        exercise   any  option   whatsoever.   In  making   such
                        determination,  the Board of  Directors  (excluding,  if
                        relevant,   the   Outside   Director   accused  of  such
                        misconduct) shall act fairly and shall give the Optionee
                        an  opportunity  to  appear  and  present   evidence  on
                        Optionee's behalf at a hearing before the Board or a committee of the Board.

         5. Eligibility. Options may be granted only to Outside Directors. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, thereafter be granted an additional Option or Options in accordance with the Plan.

                  The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

         6. The Term of Plan; Effective Date. The Plan shall become effective on the Effective Date and shall continue in effect for a term of ten (10) years unless sooner terminated under
                  Section 13 of the Plan, subject to the limitations set forth in the Plan.

         7. Term of Option. The term of each Option shall be five years from the date of grant thereof.

         8.       Exercise Price and Consideration.

                  (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.
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                  (b)   Fair Market Value. The fair market value per Share shall
                        be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event that the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on the largest such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal, provided, however, that if such market or exchange is closed on the date of the grant of the Option then the fair market value per Share shall be based on the most recent date on which such trading occurred immediately prior to the date of the grant of the Option; provided, further, that if the fair market value cannot be determined in accordance with the forgoing, it shall be determined in good faith by the Board.

                  (c) Form of Consideration. Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) a promissory note in an amount equal to the exercise price of such options, (iii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iv) any combination of (i), (ii) and (iii), provided, however, that payment of the exercise price by delivery of a promissory note or shares of Common Stock of the Company owned by such optionee may be made only under such circumstances, if any, and on such terms as may from time to time be established by the Board. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Board in accordance with Section 8(b) hereof.

         9.       Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are determined by the Board at the time of grant and set forth in an option agreement as contemplated by Section 16 hereof.

                  An Option may not be exercised for a fraction of a Share.
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                  An Option shall be deemed to be exercised  when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Status as a Director. If an outside Director ceases to serve as a Director, he or she may, but only within 30 days (or such other period of time not exceeding six (6) months as is determined by the Board) after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate unless otherwise provided in this Section 9(b).

                  Notwithstanding the foregoing, in the event that, following a Hostile Change of Control (as defined herein), an Outside Director optionee is removed as a Director prior to the completion of his then current term, all outstanding options held by such Outside Director shall be subject to immediate acceleration, and any shares which are not vested at the time of such removal shall immediately vest in full and he or she may exercise his or her option within six (6) months after the date he or she ceases to be a Director of the Company.

                  (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such lesser period of time as is determined by the Board) from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (d)   Death  of  Optionee.  In the  event  of the  death of an
                        Optionee:

                            (i) during the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such lesser period of time as is determined by the Board) following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as a Director for six (6) months (or such lesser period of time as is determined by the Board) after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired.

                            (ii) within  30  days  after  the   termination   of
                                 Continuous Status as a Director, the Option may be exercised, at any time within six (6) months (or such lesser period of time as is determined by the Board) following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 7 has expired.

         10. Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

         11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

              In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, included Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale or conveyance of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that such successor corporation refuses to assume such Option or to substitute an equivalent option, such Option may, at the discretion of the Board, accelerate in full upon the consummation of the merger or sale of assets. The Board shall also have the power and right, but not the obligation, to accelerate the exercisability of any options, notwithstanding any limitations in this Plan upon a Change in Control (as defined herein). In the event of a Change in Control of the Company, each outstanding option under this Plan shall automatically accelerate in full and unvested shares shall vest in full immediately. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own more than fifty percent (50%) of the Company's Common Stock outstanding.

              12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date when the Board approves the grant of such Option. Notice of the grant of an Option shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

              13. Amendment and Termination of the Plan.

                   (a) Amendment  and  Termination.   The  Board  may  amend  or
                       terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the shareholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

                   (b)Effect of Amendment or Termination.  Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

              As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

              Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         17. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to shareholders, proxy statements and other information provided to all shareholders of the Company.
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